UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2006

VWR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	333-118658	91-1319190
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1310 Goshen Parkway
P.O. Box 2656
West Chester, PA	19380
(Address of principal executive offices)	(zip code)

(610) 431-1700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

ITEM 7.01     REGULATION FD DISCLOSURE

On November 15, 2006, VWR International, Inc. (the “Company”) issued a press release announcing that the Company will have a conference call on November 21, 2006 to discuss its financial results for the quarter ended September 30, 2006 and the outlook for 2006.  A copy of the press release issued by the Company on November 15, 2006 is attached hereto as Exhibit 99.1.

Management’s presentation will contain certain non-GAAP financial measures.  The following table sets forth the calculation of Credit Agreement EBITDA for each of the periods presented. Credit Agreement EBITDA as presented herein is a financial performance measure that is used in the credit agreement for the Company’s Senior Secured Credit Facility. Credit Agreement EBITDA is a non-GAAP financial measure. Accordingly, the table presented below reconciles Credit Agreement EBITDA to the most comparable GAAP measure presented in the Company’s financial statements as filed in its periodic reports.  This table also includes a projection of Credit Agreement EBITDA for the year ending December 31, 2006.

Credit Agreement EBITDA should not be considered as an alternative to net income or any other GAAP measure of performance or liquidity. As specified in the table and accompanying notes, Credit Agreement EBITDA eliminates the effect of charges primarily associated with financing decisions, tax regulations, capital investments; and certain non-cash and extraordinary, unusual or non-recurring items. Accordingly, Credit Agreement EBITDA is a key financial metric used by the Company’s investors to evaluate and measure the Company’s operating performance and adherence to certain covenant ratio tests.

Credit Agreement EBITDA (US dollars in millions)

						Projected
						Credit
						Agreement
						EBITDA
						for the
	Twelve Months Ended September 30, 2006					Year Ending
	Q4	Q1	Q2	Q3		December 31,
	2005	2006	2006	2006	Total	2006
Income before cumulative effect of a change in accounting principle	$9.9	$16.1	$18.3	$21.4	$65.7	$72.0
Income tax provision	9.5	9.8	8.9	13.9	42.1	44.0
Interest expense, net	19.4	19.4	18.8	19.5	77.1	76.0
Depreciation and amortization	8.7	8.2	8.0	9.3	34.2	35.0
Non-cash charges (1)	3.2	3.0	2.0	3.1	11.3	11.0
Other extraordinary, unusual or non-recurring items (2)	8.7	—	(1.4)	3.0	10.3	2.0
Credit Agreement EBITDA	$59.4	$56.5	$54.6	$70.2	$240.7	$240.0

(1)             Non-cash charges include pension, postretirement and post employment benefit expenses, net of cash contributed to the respective plans in that year; amortization of direct response catalog costs for those catalogs with useful lives greater than one year; charges for equity compensation; and LIFO adjustments.

(2)             Other extraordinary, unusual or non-recurring items include one-time severance costs; non-routine inventory reserve adjustments; gains or losses on the sale of businesses or facilities; and other extraordinary, unusual or non-recurring gains, losses, charges or credits.

This Interim Report on Form 8-K includes forward-looking statements regarding our projected financial results for the year ending December 31, 2006.  These statements are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934.  These statements are subject to risks and uncertainties that could cause our actual results to differ materially from those projected in these forward-looking statements.  Factors that could cause actual results to differ materially from those in these forward-looking statements include: actions by manufacturers, customers, carriers and other third parties; our ability to maintain our relationships with manufacturers; loss of our key executive officers; our ability to consummate and integrate potential acquisitions; the effect of political and economic conditions, inflation and interest rates worldwide; the effect of changes in laws and regulations, including changes in accounting standards, trade, tax, price controls and other regulatory matters; increased competition from other companies in our industry and our ability to retain or increase our market shares in our principal geographical markets; and our ability to generate sufficient funds to meet our debt service obligations, capital expenditure program requirements, ongoing operating costs and working capital needs.  We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits

Exhibit 99.1	Press release issued by the Company on November 15, 2006 titled “VWR International, Inc. to Hold Third
Quarter 2006 Financial Results Conference Call.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VWR INTERNATIONAL, INC.

Date: November 15, 2006	By:	/s/ Jack L. Wyszomierski
Name: Jack L. Wyszomierski
Title: Executive Vice President and Chief Financial Officer